ASSIGNMENT OF OIL & GAS LEASE

This Assignment of Oil & Gas Lease is made and entered into this 13th day of October, 2008, by and between MARK A. CORNELL and BARBARA CORNELL, husband and wife, 706 Mount Olivet Road, Bowling Green, KY 42101, (hereinafter referred to as "Assignors") and PHOENIX ENERGY RESOURCE COPORATION, a Nevada Corporation, whose address is 1001 Bayhill Drive, 2nd Floor, Suite 200, San Bruno, CA 94066, (hereinafter referred to as "Assignee").

WITNESSETH, NOWTHEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) cash in hand paid, the receipt of which is hereby acknowledged and other good and valuable consideration, Mark A. Cornell and Barbara Cornell, husband and wife, Assignors, do hereby grant, sale, transfer, and assign unto Phoenix Energy Resource Corporation, Assignee, its successors and assigns, all of their right, title and interest in and to the following described oil and gas leases and the oil and gas wells, including any renewals, extensions and amendments thereof, as more particularly described as follows:

SEE ATTACHED EXHIBIT A

This assignment is made subject to the terms and conditions of the aforementioned leases and assignment and the Assignors covenant to the Assignee, its successors and assigns, that they are the lawful owners of the leases and/or assignment, and the rights and interests there under, and that they have good right and authority to sale, convey and assign the same.

TO HAVE AND TO HOLD unto said Assignee, its successors and assigns, subject to the terms and conditions of the subject leases and assignment.

IN TESTIMONY WHEREOF, the Assignors, Mark Cornell and Barbara Cornell, husband and wife, have executed the foregoing assignment on the day and date first above written. ASSIGNORS:

Mark A. Cornell                                                  Barbara Cornell

COMMONWEALTH OF KENTUCKY       )

)

COUNTY OF WARREN)

SUBSCRIBE, SWORN TO AND ACKNOWLEDGED before me by, Mark A. Cornell and Barbara Cornell, husband and wife, on this the 13th day of October, 2008.

NOfARY PUBLIC - STATE AT LARGE My Commission Expires: Q(

LANPHEAR.& WALTON, P.L.L.C. P.O. Box 128
Bowling Green, KY 42102-0128 (270)843-5500   ,
EXHIBIT A

An oil and gas lease from Randall Harper and Eugene Harper, to Mark A. Cornell dated February 25,2008 and recorded in Lease Book 50, Page 524, in the Allen County Clerk's Office. (Lessors' source deed is recorded in Deed Book 144, Page 344 containing 4.70 acres, more or less)

An oil and gas lease from Randall Harper and Eugene Harper, to Mark A. Cornell dated September 30,2008 and recorded in Lease Book 50, Page 572, in the Allen County Clerk's Office. (Lessors' source deed is recorded in Deed Book 143, Page 179 containing 72.5 acres, more or less)

An oil and gas lease from Ricky Cornwell, to Mark A. Cornell, a married person, dated April 14,2008 and recorded in Lease Book 50, Page 528, in the Allen County Clerk's Office. (Lessor's source deed is recorded in Deed Book 244, Page 393 containing 20 acres, more or less)

An oil and gas lease from Curtis Martin and Julie Steinheimer, to Mark A. Cornell, dated June 30,2008 and recorded in Lease Book 50, Page 545, in the Allen County Clerk's Office. (Lessors' source deed is recorded in Deed Book 238, Page 539 containing 83 acres, more or less)

An oil and gas lease from Curtis Martin to Mark A. Cornell dated June 30, 2008 and recorded in Lease Book 50, Page 547, in the Allen County Clerk's Office. (Lessor's source deed is recorded in Deed Book 232, Page 347 and Deed containing 45 acres, more or less)